Exhibit 10.1
FIRST AMENDMENT TO PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”), dated as of December                     , 2008, is entered into by and among Flagstar Bancorp, Inc., a Michigan corporation (the “Company”), and                                                                                  , (the “Purchaser”).
     WHEREAS, the Company and the Purchaser entered into that certain Purchase Agreement, dated as of May 14, 2008 (the “Purchase Agreement”), pursuant to which the Purchaser purchased (i) shares of the Company’s common stock (“Common Shares”) and (ii) shares of the Company’s mandatory convertible non-cumulative perpetual preferred stock that automatically converted into shares of the Company’s common stock on August 12, 2008 (as so converted, the “Converted Shares,” and together with the Common Shares, the “Purchaser Shares”);
     WHEREAS, in the event that the Company sells (i) shares of its common stock at a price less than $4.25 per share or (ii) securities convertible into shares of its common stock at a price less than $4.25 per share, Section 8 of the Purchase Agreement provides that the Company shall pay cash to the Purchaser in an amount per share of the Company’s common stock held by such Purchaser calculated as set forth therein;
     WHEREAS, the Company has applied for participation in the United States Department of the Treasury’s capital purchase program (the “TARP Program”) pursuant to which the Company will issue shares of the Company’s preferred stock and a warrant to purchase shares of the Company’s common stock (the “TARP Investment”);
     WHEREAS, in order to consummate the TARP Investment, the Company and the Purchaser desire to amend the Purchase Agreement to provide for the issuance of warrants to the Purchaser in lieu of the cash payment required pursuant to Section 8 of the Purchase Agreement;
     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto consent and agree as follows:
     1. Defined Terms. All terms capitalized not defined herein shall have the meanings given to them in the Purchase Agreement.
     2. Amendment. The following will be added to the end of Section 8 of the Purchase Agreement:
     “(d) The Company has applied for participation in the United States Department of the Treasury’s capital purchase program (the “TARP Program”) pursuant to which, if approved, the Company will issue shares of the Company’s preferred stock and a warrant to purchase shares of the Company’s common stock (the “TARP Investment”). Notwithstanding anything else contained in this Section 8, upon the consummation of the TARP Investment, the Company, in full satisfaction of any and all obligations under this Section 8, will issue to the Purchaser a warrant to purchase, in the aggregate, the number of shares of Common Stock plus the number of Conversion Shares purchased by Purchaser pursuant to this Agreement (the “Warrant”) and held by the Purchaser on the date of consummation of the TARP Investment, as specified in an Officer’s Certificate certifying to how many shares of Company common stock the Purchaser purchased pursuant to this Agreement, in the form of Exhibit A hereto and still owns as of the consummation of the TARP Investment. The exercise price of the Warrant shall be equal to lesser of (1) $0.62 and (2) the exercise price of the warrant issued as part of the TARP Investment.”
     3. This Amendment is subject to the condition that the TARP Investment is consummated.

     4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed via facsimile, which shall be deemed an original.
     5. Severability. If any provision of this Amendment shall be declared void or unenforceable by any judicial or administrative authority, the validity or enforceability of any other provision and of the entire Amendment shall not be affected.
     6. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.
     7. Further Assurances. Following the date hereof, each party shall execute, deliver, acknowledge and file, or shall cause to be executed, acknowledged, delivered and filed, all such further instruments, certificates and other documents and shall take, or cause to be taken, such other actions as may reasonably be requested by any other party in order to carry out the provisions of this Amendment and the transactions discussed herein.
     8. Confidentiality. The undersigned Purchaser hereby agrees that, except as required by law, to hold in confidence, this Amendment, the TARP Investment, and all of the terms thereof and all of the transactions contemplated thereby and hereby until such time as the material terms thereof and hereof are publicly disclosed by the Company (which the Company agrees to do promptly in compliance with applicable law).
     9. Purchase Agreement to Remain in Place. This Amendment is solely limited to the sections of the Purchase Agreement referenced herein. In all other respects, the parties hereto agree that all of the other covenants and provisions provided in the Purchase Agreement shall remain and continue in full force and effect.
     10. Other Investors. Notwithstanding the foregoing, this Amendment shall only be effective if the Company shall promptly (A) provide notice to the Purchaser of any rights granted by the Company to any other investors that are parties to the Purchase Agreement (“Other Investors”), or rights enforced by any Other Investor, which are more favorable to such Other Investor than the rights enjoyed by the Purchaser, and (B) cause the Purchaser to receive the benefit of such more-favorable rights on a proportionate basis (based on the number of shares of common stock of the Company held by the Investor (on an as-converted to common stock basis), relative to the number of shares of common stock of the Company held by such Other Investor).
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FLAGSTAR BANCORP, INC.

By:

Name:
Title:

[NAME OF PURCHASER]

By:

Name:
Title:

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